UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2016

Cott Corporation

(Exact name of registrant as specified in its charter)

Canada	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6525 Viscount Road Mississauga, Ontario, Canada	L4V1H6

5519 West Idlewild Avenue Tampa, Florida, United States	33634
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(905) 672-1900
(813) 313-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Background

As previously reported on a Current Report on Form 8-K filed by Cott Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on August 4, 2016, the Company and its indirect wholly-owned subsidiary Sip Acquisition Company (the “Buyer”) entered into that certain Stock and Membership Interest Purchase Agreement (the “Purchase Agreement”) on August 3, 2016 with S&D Coffee Holding Company (“Holdings”), the owners of Holdings, the owners of Arabica, L.L.C. (“Arabica”), and Alan P. Davis and E. Rhyne Davis, as Sellers’ Representative, pursuant to which the Buyer agreed to purchase all of the outstanding stock of Holdings and all of the outstanding membership interests of Arabica (the “Acquisition”). On August 11, 2016, the parties consummated the Acquisition.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 11, 2016, the Company announced that it had consummated the Acquisition, and, that as a result of the Acquisition, Holdings, Arabica and their subsidiaries became wholly owned subsidiaries of the Company. Holdings is the parent company of S. & D. Coffee, Inc. (“S&D”), a premium coffee roaster and provider of customized coffee, tea and extract solutions, and Arabica owns real estate that it leases to S&D. A brief description of S&D and its business was previously filed on the Company’s Current Report on Form 8-K on August 4, 2016.

The aggregate purchase price paid by the Company for the Acquisition was approximately $355 million. The purchase price is subject to post-closing adjustments for cash, debt, working capital and other items. None of Holdings, Arabica or their respective owners has a material relationship with the Company and the Acquisition was not an affiliate transaction.

The Company funded the Acquisition through a combination of incremental borrowings under the Company’s amended and restated senior secured asset-based lending credit facility and cash on hand. Pursuant to the terms and conditions set forth in the Purchase Agreement, a portion of the aggregate consideration is being held in escrow to secure the indemnification and working capital obligations of the sellers under the Purchase Agreement.

The foregoing summary of the Acquisition and the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 4, 2016 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

The information required by Item 9.01(a) and (b), if any, will be filed by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cott Corporation
(Registrant)

August 11, 2016

	By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Vice President, General Counsel and Secretary